Exhibit (a)(1)(D)

Offer to Purchase for Cash
up to 4,000,000 shares of
8.125% Series A Cumulative Redeemable Preferred Stock (CUSIP No. 384871 30 7)
of
GRAMERCY CAPITAL CORP.
at $15.00 net per share

THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 29, 2010, UNLESS EXTENDED OR EARLIER TERMINATED BY GRAMERCY CAPITAL CORP (THE "EXPIRATION DATE").  TENDERING HOLDERS MAY WITHDRAW PREVIOUSLY TENDERED SERIES A SHARES AT ANY TIME BEFORE THE EXPIRATION OF THE OFFER.

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated October 1, 2010 (as amended, supplemented or otherwise modified from time to time, the "Offer to Purchase"), the related Letter of Transmittal, and an Instructions From Beneficial Owner form relating to the offer of Gramercy Capital Corp. (the "Company") to purchase up to 4,000,000 shares of the Company's outstanding 8.125% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the "Series A Shares"), for $15.00 per Series A Share, net to the seller in cash (the "Offer Price"), without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase (the "Offer").

We are the holder of record (directly or indirectly) of Series A Shares held for your account.  A tender of such shares can be made only by us pursuant to your instructions.  PLEASE DO NOT COMPLETE THE LETTER OF TRANSMITTAL.  The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Series A Shares held by us for your account.

We, as holders of Series A Shares on your behalf, are being requested to tender Series A Shares for purchase by the Company pursuant to the terms and conditions of the Offer, as described in the Offer to Purchase.

We, as holders of Series A Shares on your behalf, cannot tender your Series A Shares unless you instruct us to take such actions by completing, executing and returning to us the Instructions From Beneficial Owner form enclosed herein.  Accordingly, we request instructions as to whether you wish us to tender on your behalf the Series A Shares held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offer to Purchase.  Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Series A Shares on your behalf in accordance with the terms and conditions of the Offer to Purchase.

The Company will not complete the Offer (and, therefore, the Company will not purchase any tendered Series A Shares) unless the conditions set forth in the Offer to Purchase have been satisfied or waived.  See "The Offer—Conditions of the Offer" in the Offer to Purchase.

Your attention is directed to the following:

1.
If you desire to tender any Series A Shares pursuant to the Offer and receive the Offer Price, we must receive your instructions in ample time to permit us to effect a tender of the shares on your behalf on or prior to 5:00 p.m., New York City time, on the Expiration Date.

2.
The Company's obligation to accept for payment, purchase or pay for Series A Shares validly tendered in the Offer is subject to certain conditions set forth under the section captioned "The Offer—Conditions of the Offer" in the Offer to Purchase.  The Offer is not conditioned on the Company's receipt of financing, nor is it conditioned on a minimum number of Series A Shares having been tendered.

3.
If, at the expiration of the Offer, more than 4,000,000 Series A Shares have been validly tendered and not withdrawn, and all conditions to the Offer have been satisfied or waived, the Company will purchase 4,000,000 Series A Shares from the tendering holders on a pro rata basis based on the number of Series A Shares tendered by each holder, except that the Company will not purchase fractional Series A Shares.

4.
The Company will pay any transfer taxes that may be due on its purchase of Series A Shares from the tendering holder pursuant to the Offer, except as otherwise provided in the Offer to Purchase and the Letter of Transmittal.

If you wish to have us tender your Series A Shares, please so instruct us by completing, executing and returning to us the Instructions From Beneficial Owner form on the back of this letter.

NONE OF THE SERIES A SHARES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT

INSTRUCTIONS FROM BENEFICIAL OWNER
WITH RESPECT TO
the
Offer to Purchase for Cash
up to 4,000,000 shares of
8.125% Series A Cumulative Redeemable Preferred Stock (CUSIP No. 384871 30 7)
of
GRAMERCY CAPITAL CORP.
at $15.00 net per share

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Offer made by the Company with respect to its outstanding shares of 8.125% Series A Cumulative Redeemable Preferred Stock, $0.001 par value per share (the "Series A Shares"), for $15.00 per Series A Share, net to the seller in cash, without interest.

Instruction to tender shares:  This will instruct you to tender the number of Series A Shares set forth below held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Offer to Purchase.

The undersigned expressly agrees to be bound by the terms of the Offer as set forth in the Offer to Purchase and such terms may be enforced against the undersigned.

Please tender _____________ Series A Shares held by you for my account as indicated below in the Offer.

If no amount is provided above with respect to the number of Series A Shares and this Instructions From Beneficial Owner form is signed in the space provided below, you are authorized to tender with respect to the entire amount of Series A Shares in which you hold an interest through The Depositary Trust Company for the account of the undersigned.

Signature(s) of Holder(s):

Name(s) of beneficial holder(s) (Please Print)

Capacity (full title)

Dated:

Address

City Zip Code

Area Code and Telephone No.

Tax ID No. or Social Security No.